EXHIBIT 99.1


  Beneficial Ownership

   Sidney Taylor

        Directly                                         53,900

        Melvin Pearl TR/BT Gift Trust                    26,480

        Melvin Pearl TR/Cindy Taylor                     26,520

        Cole Taylor Bank/FBO SJT                         38,040

        Melvin Pearl TR/JWT Gift Trust                   26,520

        Sidney J. Taylor Trust under self               509,280

        ESOP                                              9,009

                                                        689,749


   Iris Taylor

        Iris Taylor TR/FBO Adam Taylor                   21,720

        Iris Taylor TR/Brett Daniel Taylor               11,320

        Iris Taylor TR/Brian Taylor                      21,720

        Iris Taylor TR/Bruce Taylor                      21,720

        Melvin Pearl TR/Tark/Bruce Taylor               211,320

        Iris Taylor TR/Cindy Taylor Bleil                21,720

        Melvin Pearl TR/Tark/Cindy Taylor Bleil         211,320

        Cole Taylor Bank/Tark Iris Fund                 152,201

        Iris Taylor TR/FBO E. Bleil                       4,640

        Iris Taylor TR/FBO Emily Taylor                  21,760

        Melvin Pearl TR/Tark/Bruce Taylor               261,320

        Melvin Pearl TR/Tark/E. Bleil                   261,320

        Melvin Pearl TR/J. Taylor                       261,320

        Iris Taylor TR/FBO JWT                           17,800

        Melvin Pearl TR/Tark/J. Taylor                  211,320

        Iris Taylor TR/FBO Lisa Taylor                   16,960

        Iris Taylor TR/FBO Melissa Taylor                21,760

        Melvin Pearl TR/FBO R. Bleil                     11,320

        Iris Taylor TR/FBO Ryan Taylor                    1,480

        Iris Taylor TR/FBO Stephanie Taylor              16,960

        Taylor Family Partnership                       750,000

                                                      2,531,000



   Jeffrey Taylor

        Directly                                         86,880

        Options                                         140,270

        ESOP                                              8,862

                                                        236,012


   Bruce Taylor

        Directly                                        126,880

        Options                                         140,270

        ESOP                                              8,862

                                                        276,012


   Cindy Bleil

        Directly                                        126,880


   Susan Taylor

        Susan Taylor Trust                               40,000



   Melvin Pearl

        Melvin Pearl TR/Brett Daniel Taylor               8,800

        Melvin Pearl TR/FBO E. Bleil                      8,800

        Melvin Pearl TR/FBO B. Taylor                     8,800

        Melvin Pearl TR/FBO Lisa Taylor                   4,800

        Melvin Pearl TR/FBO R. Bleil                      8,800

        Melvin Pearl TR/FBO Ryan Taylor                   8,800

        Melvin Pearl TR/FBO Stephanie Taylor              4,800

                                                         53,600



                                            Total     3,953,253